Exhibit 23.3

TBPELS REGISTERED ENGINEERING FIRM F-1580
633 17TH STREET SUITE 1700	DENVER, COLORADO 80202	TELEPHONE (303) 339-8110

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in this Registration Statement on Form S-1 for BKV Corporation, and to the use of information from, and the inclusion of, our reports, (i) dated October 21, 2022, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold and royalty interests of Kalnin Ventures, LLC referred to as the Barnett Assets as of December 31, 2020, (ii) dated October 21, 2022, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold interests of Kalnin Ventures, LLC referred to as the Chaffee Corners Assets as of December 31, 2020, (iii) dated October 21, 2022, with respect to the estimates of proved and probable reserves, future production and income attributable to certain leasehold interests of Kalnin Ventures, LLC referred to as the Chelsea Assets as of December 31, 2020, (iv) dated October 21, 2022, with respect to the estimates of proved and probable reserves, future production and income attributable to certain leasehold interests of Kalnin Ventures, LLC referred to as the BKV Assets as of December 31, 2020, (v) dated October 21, 2022, with respect to the estimates of proved, probable and possible reserves, future production and income attributable to certain leasehold and royalty interests of BKV Corporation referred to as the Barnett Assets as of December 31, 2021, (vi) dated October 21, 2022, with respect to the estimates of proved, probable and possible reserves, future production and income attributable to certain leasehold interests of BKV Corporation referred to as the Chaffee Corners Assets as of December 31, 2021, (vii) dated October 21, 2022, with respect to the estimates of proved, probable and possible reserves, future production and income attributable to certain leasehold interests of BKV Corporation referred to as the Chelsea Assets as of December 31, 2021, (viii) dated October 21, 2022, with respect to the estimates of proved, probable and possible reserves, future production and income attributable to certain leasehold interests of BKV Corporation referred to as the BKV Assets as of December 31, 2021, (ix) dated October 20, 2022, with respect to the estimates of proved, probable and possible reserves, future production and income attributable to certain leasehold and royalty interests of BKV Corporation referred to as the Barnett Assets as of September 30, 2022, (x) dated October 20, 2022, with respect to the estimates of proved, probable and possible reserves, future production and income attributable to certain leasehold interests of BKV Corporation referred to as the Chaffee Corners Assets as of September 30, 2022, (xi) dated October 20, 2022, with respect to the estimates of proved, probable and possible reserves, future production and income attributable to certain leasehold interests of BKV Corporation referred to as the Chelsea Assets as of September 30, 2022, (xii) dated October 20, 2022, with respect to the estimates of proved, probable and possible reserves, future production and income attributable to certain leasehold interests of BKV Corporation referred to as the BKV Assets as of September 30, 2022, (xiii) dated October 20, 2022, with respect to the estimates of proved and probable reserves, future production and income attributable to certain leasehold and royalty interests of BKV Corporation acquired from XTO Energy Inc. and referred to as Project Europa as of September 30, 2022, (xiv) dated October 21, 2022, with respect to the estimates of proved, probable and possible reserves, future production and income attributable to certain leasehold and royalty interests of BKV Corporation referred to as the Barnett Assets, using a NYMEX Alternate Pricing Scheme, as of September 30, 2022, (xv) dated October 21, 2022, with respect to the estimates of proved, probable and possible reserves, future production and income attributable to certain leasehold interests of BKV Corporation referred to as the Chaffee Corners Assets, using a NYMEX Alternate Pricing Scheme, as of September 30, 2022, (xvi) dated October 21, 2022, with respect to the estimates of proved, probable and possible reserves, future production and income attributable to certain leasehold interests of BKV Corporation referred to as the Chelsea Assets, using a NYMEX Alternate Pricing Scheme, as of September 30, 2022, (xvii) dated October 21, 2022, with respect to the estimates of proved, probable and possible reserves, future production and income attributable to certain leasehold interests of BKV Corporation referred to as the BKV Assets, using a NYMEX Alternate Pricing Scheme, as of September 30, 2022, and (xviii) dated October 21, 2022, with respect to the estimates of proved and probable reserves, future production and income attributable to certain leasehold and royalty interests of BKV Corporation acquired from XTO Energy Inc. and referred to as Project Europa, using a NYMEX Alternate Pricing Scheme, as of September 30, 2022, each in this Registration Statement. We further consent to the reference to our firm under the heading “Experts” in this Registration Statement and related prospectus.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Denver, Colorado

November 18, 2022

1100 LOUISIANA, SUITE 4600	HOUSTON, TEXAS 77002-5294	TEL (713) 651-9191	FAX (713) 651-0849
SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799